UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): January 29, 1999

                            PRIME GROUP REALTY TRUST
             (Exact name of registrant as specified in its charter)

    Maryland                       1-13589                         36-4173047
(State or other          (Commission File Number)              (I.R.S. Employer
 jurisdiction of                                                 Identification
 incorporation or                                                   Number)
 organization)

77 West Wacker Drive, Suite 3900, Chicago Illinois                  60601
  (Address of principal executive offices)                       (Zip Code)

       Registrant's telephone number, including area code: (312) 917-1300

                                       N/A
          (Former name of former address, if changed since last report)

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

     The Registrant submits this Form 8-K in order to supply the financial statements and schedules required pursuant to Rule 3-05(b) of Regulation S-X and the pro forma financial information required pursuant to Article 11 of Regulation S-X with respect to the Registrant's January 29, 1999 acquisition of 33 West Monroe Street (the "Property"), a 846,759 square foot office building located in Chicago, Illinois, for $100.5 million.

a)   Financial statements of businesses acquired.


                         REPORT OF INDEPENDENT AUDITORS


Board of Trustees
Prime Group Realty Trust

We have audited the accompanying Statement of Revenue and Certain Expenses of 33 West Monroe (the Property) for the period from January 1, 1998 through September 30, 1998. The Statement of Revenue and Certain Expenses is the responsibility of the Property's management. Our responsibility is to express an opinion on the Statement of Revenue and Certain Expenses based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Statement of Revenue and Certain Expenses is free from material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures made in the Statement of Revenue and Certain Expenses. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation of the Statement of Revenue and Certain Expenses. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Statement of Revenue and Certain Expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the Current Report on Form 8-K of Prime Group Realty Trust as described in Note 2 and is not intended to be a complete presentation of the Property's revenue and expenses.

In our opinion, the Statement of Revenue and Certain Expenses referred to above presents fairly, in all material respects, the revenue and certain expenses, described in Note 2, of the Property for the period from January 1, 1998 through September 30, 1998, in conformity with generally accepted accounting principles.

                                                           /s/ ERNST & YOUNG LLP

Chicago, Illinois
December 24, 1998, except for
Note 5, as to which the date is
January 29, 1999

                                 33 WEST MONROE
                    STATEMENT OF REVENUE AND CERTAIN EXPENSES
                                 (in thousands)

                                                                  Period from
                                                               January 1, 1998
                                                                    through
                                                             September 30, 1998
                                                             ------------------
Revenue
Rental....................................................      $     9,631
Tenant reimbursements.....................................            6,108
Other ....................................................              315
                                                                ---------------
Total revenue.............................................           16,054
                                                                ---------------

Expenses
Cleaning..................................................              875
Utilities.................................................            1,056
Other property operating..................................            1,821
Real estate taxes.........................................            4,969
Ground rent...............................................            1,238
                                                                ---------------
Total expenses............................................            9,959
                                                                ---------------
Revenue in excess of certain expenses.....................      $     6,095
                                                                ===============


                            See accompanying notes.

                                 33 WEST MONROE
               NOTES TO STATEMENTS OF REVENUE AND CERTAIN EXPENSES
                                 (in thousands)

1.   Business

     The accompanying Statement of Revenue and Certain Expenses relates to the operations of 33 West Monroe Street, an office building located in Chicago, Illinois (the "Property"). As of September 30, 1998, the Property had one tenant which accounted for approximately 67% of rental revenue for the period from January 1, 1998 through September 30, 1998.

2.   Summary of Significant Accounting Policies

Basis of Presentation

     The accompanying Statement of Revenue and Certain Expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the Current Report on Form 8-K of Prime Group Realty Trust. The statement is not representative of the actual operations of the Property for the period presented nor indicative of future operations as certain expenses, primarily depreciation and amortization, which may not be comparable to the expenses expected to be incurred by Prime Group Realty Trust in future operations of the Property, have been excluded.

Revenue and Expense Recognition

     Revenue is recognized in the period in which it is earned. Expenses are recognized in the period incurred.

Use of Estimates

     The preparation of the Statement of Revenue and Certain Expenses in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenue and certain expenses during the reporting period. Actual results could differ from these estimates.

3.   Rentals

     The Property has lease agreements with lease terms ranging from one year to twenty years. The leases generally provide for tenants to share in increases in operating expenses and real estate taxes in excess of specified base amounts. The total future minimum rentals to be received under such noncancelable operating leases executed through September 30, 1998, exclusive of tenant reimbursements and contingent rentals, are as follows:

                                                                 Amount
                                                                --------
     Period from October 1 through December 31
     1998.............................................          $   3,277

     Year ended December 31
     1999.............................................             13,187
     2000.............................................             13,135
     2001.............................................             11,460
     2002.............................................             10,619
     Thereafter.......................................            134,489
                                                                ---------
                                                                $ 186,167
                                                                =========

4.   Ground Lease

     The Property is subject to a ground lease on a portion of land. The ground lease provides for monthly payments of $128 plus 2% of gross rental income, as defined, through April 30, 2008. On April 30, 2008 and every ten years thereafter through the end of the lease term in April 2048, base rent and additional rent are subject to adjustment based upon the fair value of the land and an appraisal of real estate taxes,as defined in our ground lease.

5.   Subsequent Event

     On January 29, 1999, the Property was acquired by Prime Group Realty Trust for approximately $100,500.


b)   Pro forma financial information.

     The unaudited Pro Forma Balance Sheet of Prime Group Realty Trust is presented as if at September 30, 1998, we had purchased the Property with cash of $17.8 million, advances from our credit facilities of $15.0 million and proceeds from a mortgage note payable of $65.0 million. The unaudited Pro Forma Consolidated Condensed Statements of Operations for the year ended December 31, 1997 and the nine months ended September 30, 1998 are presented as if the above transaction occurred as of January 1, 1997. Our unaudited Pro Forma Condensed Financial Statements should be read in conjunction with our Annual Report on Form 10-K for the year ended December 31, 1997 and our Quarterly Report on Form 10-Q for the quarter ended September 30, 1998. In management's opinion, all adjustments necessary to reflect the transaction have been made.

     Our unaudited Pro Forma Consolidated Condensed Financial Statements are not necessarily indicative of what the actual results of operations would have been assuming the acquisition of the Property had occurred at January 1, 1997, nor do they purport to represent our future results of operations.

     Basis of Presentation

     We purchased the Property, a portion of which is subject to a ground lease, for approximately $100.5 million (Land of $12.0 million and building and improvements of $89.3 million, which includes $0.8 million of other closing costs), funded with advances from our credit facilities of $15.0 million, proceeds from a mortgage note payable of $65.0 million and cash of $17.8 million. In addition, we incurred $0.8 million in deferred loan fees, funded $5.4 million in restricted cash accounts ($2.6 million related to a real estate tax escrow) and assumed liabilities of $9.5 million ($6.6 million related to accrued real estate taxes). No other adjustments of our Balance Sheet as of September 30, 1998 are necessary.

     Our Pro Forma Consolidated Condensed Statements of Operations include our historical operations (For the period from January 1, 1998 through September 30, 1998 and the period from November 17, 1997 through December 31, 1997), our Predecessor (For the period from January 1, 1997 through November 16, 1997), the properties either acquired or contributed at our initial public offering (For the period from January 1, 1997 through November 16, 1997), the properties acquired in 1997 after our initial public offering (For the period from January 1, 1997 to their date of acquisition in 1997), the properties acquired in 1998 ("1998 Acquisitions" - for the period from January 1, 1998 to their date of acquisition and the year ended December 31, 1997) and the Property (For the period from January 1, 1998 through September 30, 1998 and for the year ended December 31, 1997). The Pro Forma Adjustments to Prime Group Realty Trust and the Predecessor represents the effects of our initial public offering and the operations of properties either acquired or contributed at our initial public offering or acquired in 1997 after our initial public offering (collectively, the "1997 Acquisition") prior to either November 17, 1997 or our date of acquisition. The foregoing transactions are described below along with their pro forma effects on our consolidation:

                                                      PRIME GROUP REALTY TRUST
                                                  PRO FORMA STATEMENT OF OPERATIONS
                                                NINE MONTHS ENDED SEPTEMBER 30, 1998
                                              (In thousands, except per share amounts)
                                                             (Unaudited)
                                          Prime Group              1998              33 West          Pro Forma             As
                                        Realty Trust (1)      Acquisitions (2)      Monroe (3)       Adjustments        Adjusted
                                       ---------------------------------------------------------------------------------------------
Revenue:
    Rental                              $   69,525             $    8,968           $    9,631       $       --        $   88,124
    Tenant reimbursement                    27,889                  2,940                6,108               --            36,937
    Mortgage note interest                   4,429                     --                   --               --             4,429
    Other                                    5,083                    560                  315               --             5,958
                                       ---------------------------------------------------------------------------------------------
Total revenue                              106,926                 12,468               16,054               --           135,448

Expenses:
    Property operations                     20,758                  3,661                4,990               --            29,409
    Real estate taxes                       19,101                  2,587                4,969               --            26,657
    Depreciation and amortization           18,186                  1,320                   --            1,881  (4)       21,387
    Interest                                22,091                  1,714                   --            4,404  (5)       28,209
    General and administrative               4,695                     --                   --               --             4,695
                                       ---------------------------------------------------------------------------------------------
Total expenses                              84,831                  9,283                9,959            6,285           110,358
                                       ---------------------------------------------------------------------------------------------
Income before minority interest and
    extraordinary item                      22,095                  3,185                6,095           (6,285)           25,090
Minority interest                           (9,069)                    --                   --           (1,229) (6)      (10,298)
                                       ---------------------------------------------------------------------------------------------
Income before extraordinary item            13,026                  3,185                6,095           (7,514)           14,792

Extraordinary item: Loss on
    extinguishmentof debt,
    net of minority interest                  (525)                    --                   --               --              (525)
                                       ---------------------------------------------------------------------------------------------
Net income                                  12,501                  3,185                6,095           (7,514)           14,267

Net income allocated to preferred
     shareholders                           (4,991)                                                      (3,859) (7)       (8,850)
                                       =============================================================================================
Net income available to common
     shareholders                       $    7,510             $    3,185           $    6,095       $  (11,373)       $    5,417
                                       =============================================================================================

Earnings per weighted average common
    share of basic and diluted (8):
Income before extraordinary item        $     0.54                                                   $    (0.14)       $     0.40
Extraordinary item                           (0.03)                                                          --             (0.03)
                                       =================                                            ================================
Net income                              $     0.51                                                   $    (0.14) (8)   $     0.37
                                       =================                                            ================================

                                                       See accompanying notes.

                                                      PRIME GROUP REALTY TRUST
                                                  PRO FORMA STATEMENT OF OPERATIONS
                                                    YEAR ENDED DECEMBER 31, 1997
                                              (In thousands, except per share amounts)
                                                             (Unaudited)
                                                    Pro Forma
                                                   Adjustments   Prime Group
                                                       to        Realty Trust
                                      Prime Group  Prime Group   Before 1998
                                     Realty Trust  Realty Trust  Acquisitions
                                         and           and         1998 and                     33 West   Consolidating   Pro Forma
                                     Predecessor   Predecessor     33 West     Acquisitions     Monroe      Pro Forma        as
                                         (1)           (9)         Monroe           (2)          (3)       Adjustments     Adjusted
                                     -----------------------------------------------------------------------------------------------
Revenue:
    Rental                            $   35,240    $   30,969    $   66,209    $   29,661    $   12,841    $       --   $  108,712
    Tenant reimbursement                  14,531        12,393        26,924        10,547         8,023            --       45,494
    Mortgage note interest                   248         5,779         6,027            --            --            --        6,027
    Other                                  1,763          (615)        1,148           605           429            --        2,182
                                     -----------------------------------------------------------------------------------------------
Total revenue                             51,782        48,526       100,308        40,813        21,293            --      162,414

Expenses:
    Property operations                   10,835         7,471        18,306        15,221         6,645            --       40,172
    Real estate taxes                     10,340         6,798        17,138         7,858         6,498            --       31,495
    Depreciation and amortization         13,719         6,029        19,748         5,672            --         2,508 (4)   27,928
    Interest                              36,097       (17,674)       18,423         7,213            --         5,873 (5)   31,509
    General and administrative             2,681         1,843         4,524            --            --            --        4,524
    Financing fees                         1,180        (1,180)           --            --            --            --           --
    Property management fees               1,348        (1,348)           --            --            --            --           --
    Provision for environmental
         remediation                       3,205            --         3,205            --            --            --        3,205
                                     -----------------------------------------------------------------------------------------------
Total expenses                            79,405         1,939        81,344        35,965        13,144         8,381      138,834
                                     -----------------------------------------------------------------------------------------------
Income before minority interest
    and extraordinary item               (27,623)       46,587        18,964         4,848         8,150        (8,381)       3,581
Minority interest                             31        (8,470)       (8,439)           --            --        (2,054)(6)  (10,493)
                                     -----------------------------------------------------------------------------------------------
Income before extraordinary item         (27,592)       38,117        10,525         4,848         8,150       (10,435)      13,087
Extraordinary item: Loss on
    extinguishment of debt,
    net of minority interest              65,990       (65,990)           --            --            --            --           --
                                     -----------------------------------------------------------------------------------------------
Net income                                38,398       (27,873)       10,525         4,848         8,150       (10,435)      13,087
Net income allocated to preferred
     shareholders                           (345)       (2,455)       (2,800)           --            --        (9,000)(7)  (11,800)
                                     ===============================================================================================
Net income available to common
     shareholders                     $   38,053    $  (30,328)   $    7,725    $    4,848    $    8,150    $  (19,435)  $    1,287
                                     ===============================================================================================
Earnings per weighted average
    common share of basic and
    diluted (8):
Income before extraordinary item      $   0.04      $     0.56    $     0.60                                $    (0.50)  $     0.10
Extraordinary item                          --              --            --                                        --           --
                                     ===========================================                           ========================
Net income                            $   0.04      $     0.56    $     0.60                                $    (0.50)   $     0.10
                                     ===========================================                           ========================

                                                       See accompanying notes.

                            PRIME GROUP REALTY TRUST
                ADJUSTMENTS TO PRO FORMA STATEMENTS OF OPERATIONS
      NINE MONTHS ENDED SEPTEMBER 30, 1998 AND YEAR ENDED DECEMBER 31, 1997
                    (In thousands, except per share amounts)
                                   (Unaudited)

(1) Represents Prime Group Realty Trust's and the Predecessor's historical operations for the periods periods presented. See our Quarterly Report on Form 10-Q for the quarter ended September 30, 1998 and our Annual Report on Form 10-K for the fiscal year ended December 31, 1997 for additional information.

(2) Represents the historical operations of the properties we purchased in 1998 (1998 Acquisitions) prior to our date of acquisition. The following are the properties we acquired in 1998:

           Property                                         Month Acquired
     --------------------------------------------------------------------------
     33 North Dearborn Street                                  January
     Commerce Point                                           February
     208 South LaSalle Street                                   March
     122 South Michigan Avenue                                  April
     2100 Swift Drive                                           April
     6400 Shafer Court                                           May
     Two Century Centre                                         June
     2000 York Road                                             June

     The amounts reflected for all revenue line items, property operations and real estate tax expenses represent the historical operations of the previous owners. The amounts reflected for depreciation amortization and interest expense are based upon our ownership of these properties.

(3) Represents the historical operations of the Property under the previous owner.

(4) Represents depreciation expense (40 year depreciable life) based upon our ownership of the Property and amortization expense associated with the new deferred loan fees (3 years) incurred in the purchase of the Property:

                                                 Nine Months        Year Ended
                                             Ended September 30,   December 31,
                                                    1998               1997
                                            -----------------------------------

     Depreciation expense                          $ 1,674           $ 2,232
     Amortization expense                              207               276
                                            ===================================
     Depreciation and amortization expense         $ 1,881           $ 2,508
                                            ===================================

(5)  Represents interest expense based upon our ownership of the Property.

     The purchase price for the Property was primarily funded through a $65,000 mortgage note payable (interest at LIBOR plus 200 basis points), and $15,000 in advances from our credit facilities (interest at LIBOR plus 195 basis points). The interest expense adjustment represents the interest associated with the mortgage note payable and the credit facilities advance.

(6) Represents the adjustment to reflect the minority interest's share of income before minority interest and extraordinary items added by the 1998 Acquisitions and the Property.

(7) Represents the adjustment to reflect dividends on our 9.0% Series-B preferred shares that were issued on June 5, 1998.

(8) Earnings per weighted average common share of basic and diluted has been calculated based upon our weighted average common shares outstanding during the periods presented as follows:

                                                 Nine Months        Year Ended
                                             Ended September 30,   December 31,
                                                    1998               1997
                                            -----------------------------------

     Weighted average common shares
          outstanding                               14,772            12,980
                                            ===================================

     The adjustment represents net income available to common shares added by the 1998 Acquisitions and the Property, net of the effect of our 9.0% Series-B preferred shares.

(9) Represents the adjustments to reflect the effects of our initial public offering, the contribution of the Predecessor's operations, the operations of the 1997 Acquisitions and the repayment and forgiveness of debt related to the Predecessor's properties.

     This current report on Form 8-K contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this report, the words "believes," "expects," "anticipates,"
"estimates," "projects," and similar words and expressions are generally intended to identify forward-looking statements. Statements that describe our future strategic plans, goals, objectives or expectations are also forward-looking  statements.  Readers  of this  report  are  cautioned  that any forward-looking statements, including those regarding the intent, belief, or current expectations of our Company or management, are not guarantees of future performance, results or events and involve risks and uncertainties, and that actual results and events may differ materially from those in the forward-looking statements as a result of various factors, including, but not limited to (i) general economic conditions in the markets in which we operate,
(ii) competitive pressures within the industry and/or the markets in which we operate, (iii) the effect of future legislation or regulatory changes on our operations and (iv) other factors described from time to time in our filings with the Securities and Exchange Commission. The forward-looking statements included in this report are made only as of the date hereof. We undertake no obligation to update such forward-looking statements to reflect subsequent events or circumstances.

c)   Exhibits.

     Exhibit
      Number                 Description
      ------       -------------------------------

        23         Consent of Independent Auditors

     SIGNATURE Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                 PRIME GROUP REALTY TRUST
                                                 ------------------------
                                                 Registrant


Dated: February 12, 1999                         By:/s/ W. Michael Karnes
                                                    ----------------------------
                                                    W. Michael Karnes
                                                    Executive Vice President and
                                                    Chief Financial Officer